EXHIBIT 99
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				CENCOR, INC.
			   FINANCIAL DATA SCHEDULE
		     FOR THE QUARTER ENDED JUNE 30, 1994

Cash and cash items                                               $     769,000
Marketable securities                                                       -0-
Notes and accounts receivable-trade                                  99,592,000
Allowances for doubtful accounts                                      5,114,000
Inventory                                                                   -0-
Total current assets                                                 99,772,000
Property, plant and equipment                                         2,359,000
Accumulated depreciation                                                517,000
Total assets                                                        101,614,000
Total current liabilities                                            12,176,000
Bonds, mortgages, and similar debt                                   95,950,000
Preferred stock--no mandatory redemption                                    -0-
Preferred stock--no mandatory redemption                                    -0-
Common stock                                                          1,241,000
Other stockholders' equity                                           (7,753,000)
Total liabilities and stockholders' equity                          101,614,000
Net sales of tangible products                                              -0-
Total revenues                                                       13,567,000
Cost of tangible goods sold                                                 -0-
Total costs and expenses applicable to sales and revenue              6,737,000
Other costs and expenses                                               (548,000)
Provision for doubtful accounts and notes                             2,790,000
Interest and amortization of debt discount                            5,385,000
Income before taxes and other items                                    (797,000)
Income tax expense                                                          -0-
Income/loss continuing operations                                      (797,000)
Discontinued operations                                                     -0-
Extraordinary items                                                         -0-
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
FINANCIAL DATA SCHEDULE (CONT.)                                      EXHIBIT 99
Cumulative effect-changes in accounting principles                          -0-
Net income or loss                                                     (797,000)
Earnings per share--primary                                              ($0.44)
Earnings per share-fully diluted                                         ($0.44)

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